AMENDING AGREEMENT TO STOCK OPTION AGREEMENT

THIS AMENDING AGREEMENT is entered into as of <>, 2014.

BETWEEN:

THE ALKALINE WATER COMPANY INC., a company incorporated pursuant to the laws of the State of Nevada, with an office at 7730 E. Greenway Road, Suite 203, Scottsdale, Arizona, 85260

(the “Company”)

AND:

<>, a businessman with an address at <>

(the “Optionee”)

WHEREAS:

A.         The Company and the Optionee (collectively referred to as the “Parties”) entered into a Stock Option Agreement dated October 9, 2013 (the “Stock Option Agreement”); and

B.         The Parties wish to amend certain provisions of the Stock Option Agreement to reflect a change in the Exercise Price (as defined in the Stock Option Agreement).

NOW THEREFORE THIS AMENDING AGREEMENT witnesses that, in consideration for the payment by the Optionee to the Company of the sum of one ($1.00) dollar, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

1.	Subparagraph 1.1 (g) of the Stock Option Agreement is deleted in its entirety and replaced with the following:

(g) “Exercise Price” means $0.15 per share;

2.	Except as hereby amended, the Parties agree that the Stock Option Agreement remains in full force and effect.

3.	This Amending Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.

Delivery of an executed copy of this Amending Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Amending Agreement as of the date first set forth above.

THE ALKALINE WATER COMPANY INC.

Per:
Authorized Signatory

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